Exhibit 99.3

Instructions To Registered Holder And/Or

Book-Entry Transfer Facility Participant

From Beneficial Owner

of

Horizon Lines, LLC

11.00% First Lien Senior Secured Notes due 2016

144A Notes (CUSIP 44049H AA1)

and

Second Lien Senior Secured Notes due 2016

144A Notes (CUSIP 44049H AC7, 44049H AE3 and 44049H AF0)

To Registered Holders and/or Participants of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2012, of Horizon Lines, LLC and accompanying letter of transmittal, that together constitute Horizon Lines, LLC’s offer to exchange (i) up to $223,875,000 aggregate principal amount of 11.00% First Lien Senior Secured Notes due 2016 (together with the guarantees thereof, the “First Lien Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like aggregate principal amount 11.00% First Lien Senior Secured Notes due 2016 (together with the guarantees thereof, the “First Lien Outstanding Notes”) and (ii) up to $147,917,000 aggregate principal amount of Second Lien Senior Secured Notes due 2016 (together with the guarantees thereof, the “Second Lien Exchange Notes” and the Second Lien Exchange Notes together with the First Lien Exchange Notes, the “Exchange Notes”) that have been registered under the Securities Act, for a like aggregate principal amount of Second Lien Senior Secured Notes due 2016 (together with the guarantees thereof, the “Second Lien Outstanding Notes” and the Second Lien Outstanding Notes together with the First Lien Outstanding Notes, the “Outstanding Notes”) of Horizon Lines, LLC.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is:

U.S. $             of Outstanding First Lien Notes

U.S. $             of Outstanding Second Lien Notes

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER ALL of the Outstanding Notes held by you for the account of the undersigned.

☐	TO TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered (if any)):

U.S. $             of Outstanding First Lien Notes

U.S. $             of Outstanding Second Lien Notes

☐	NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the Exchange Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of such Exchange Notes, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (4) the undersigned is not an “affiliate” of Horizon Lines, LLC within the meaning of Rule 405 under the Securities Act of 1933, as amended, and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If any Holder or any other person, including the undersigned, is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the notes to be acquired in the Exchange Offer, the Holder or any other person, including the undersigned: (i) may not rely on applicable interpretations of the staff of the SEC; and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. The undersigned represents, certifies and acknowledges, for the benefit of the Issuer, that, if it is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it: (i) represents that the Outstanding Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making or other trading activities, (ii) represents that it has not entered into any arrangement or understanding with the issuer or an affiliate of the issuer to distribute the Exchange Notes and (iii) acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of Outstanding Notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns such Outstanding Notes tendered and is entitled to tender such Outstanding Notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer such tendered Outstanding Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Outstanding Notes, and that, when the same are accepted for exchange, Horizon Lines, LLC will acquire good and marketable title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

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